UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 5, 2008

_____________________________

Blue Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-33297 (Commission File Number)		88-0450923 (IRS Employer Identification No.)
5804 E. Slauson Ave., Commerce, CA 90040 (Address of Principal Executive Offices and zip code)

(323) 725-5555
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

On March 5, the Registrant entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Gemini Master Fund, Ltd. (the “Investor”) pursuant to which the Registrant issued an aggregate of $2.0 million of thirty-month senior secured convertible notes, and five-year warrants to purchase an aggregate of 875,000 shares, to the Investor.  Pursuant to the terms of the Securities Purchase Agreement, the Registrant may issue additional convertible notes in the aggregate principal amount of up to $1,000,000 and additional warrants to purchase up to an aggregate of 437,500 shares of common stock.

The convertible notes carry interest at 8% per annum on the unpaid/unconverted principal balance, and are secured on a second priority basis against all of the assets of the Registrant.  One-twenty-fourth of the principal amount of the convertible notes, and accrued but unpaid interest, are due and payable monthly in 24 installments beginning on first day of each calendar month, commencing on the first day of the first full calendar month occurring after the date which is six months following the original issue date.  These installment payments can be made in cash or through the issuance of stock provided that certain equity conditions (as further set forth in the convertible notes) are met.  The convertible notes are convertible into approximately 2,500,000 shares of common stock, based on a conversion price equal to $0.80 per share.  The additional convertible notes issuable pursuant to the terms of the Securities Purchase Agreement would be convertible into an aggregate maximum of an additional 1,250,000 shares of common stock based on a conversion price of $0.80 per share.

The convertible notes include customary anti-dilution provisions.  While the convertible notes are outstanding, if the Registrant issues or sells, or is deemed to have issued or sold, any shares of common stock (other than certain excluded issuances) for a consideration per share less than the per share conversion price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale the per share conversion price then in effect pursuant to the convertible notes shall be reduced to the issuance price per share of such newly issued or sold securities.

The convertible notes are convertible at the option of the Investor prior to their maturity.  Additionally, beginning twelve (12) months after their issuance, the Registrant can require the Investor to convert the convertible notes to common stock if the volume-weighted average price (as determined pursuant to the convertible notes) of the common stock for any 20 out of 30 consecutive trading days exceeds $1.60 and certain equity conditions (as further set forth in the convertible notes) are met.

The maturity date of the convertible notes is September 1, 2010.  At any time after six months following the original issue date, and provided that certain equity conditions (as further set forth in the convertible notes) are met, the Registrant may redeem the convertible notes for cash in an amount equal to the sum of (i) 120% of the then outstanding principal amount of the convertible notes, (ii) all accrued but unpaid interest thereon, and (iii) all liquidated damages and other amounts due in respect of the convertible notes.

The Investor will be entitled to accelerate the maturity of the convertible notes in the event that there occurs an event a default under the convertible notes, including, without limitation, if the Registrant fails to pay any amount under the convertible notes when due, if a judgment is rendered against the Registrant in an amount set forth in the convertible notes, if the Registrant breaches any representation or warranty under the Securities Purchase Agreement or other transaction documents, or if the Registrant fails to comply with the specified covenants set forth in the convertible notes.

The warrants have an exercise price of $1.00 per share.  The warrants include customary anti-dilution provisions.  While the warrants are outstanding, if the Registrant issues or sells, or is deemed to have issued or sold, any shares of common stock (other than certain excluded issuances) for a consideration per share less than the per share exercise price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale the per share exercise price shall be reduced to an amount determined by multiplying the exercise price then in effect by a fraction (a) the numerator of which shall be the sum of (1) the number of shares of common stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of common stock which the aggregate consideration received by the Registrant for such additional shares would purchase at such exercise price, and (b) the denominator of which shall be the number of shares of common stock outstanding immediately after such issue or sale, and the number of shares issuable upon exercise of the warrant shall be increased such that the aggregate exercise price payable hereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

The convertible notes and warrants provide that if the Registrant has not obtained shareholder approval, the Registrant may not issue, upon conversion or exercise of the convertible notes and warrants, as applicable, a number of shares of common stock which, when aggregated with any shares of common stock issued on or after March 5, 2008 and prior to expiration of the warrants and the maturity of the convertible notes (A) in connection with the conversion of any convertible notes issued pursuant to the Securities Purchase Agreement or as payment of principal, interest or liquidated damages, (B) in connection with the exercise of any warrants issued pursuant to the Securities Purchase Agreement, and (C) in connection with any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the securities pursuant to the Securities Purchase Agreement, would exceed 19.99% of the number of shares of Common Stock outstanding on March 4, 2008.

On March 5, 2008, the Registrant obtained the written consent of holders of a majority of the outstanding shares of the Registrant’s capital stock to the transactions contemplated under the Securities Purchase Agreement and intends to file an information statement to effectuate the actions approved therein in the immediate future.

In connection with the transactions contemplated by the Securities Purchase Agreement, the Registrant’s majority shareholders, Paul Guez (the Registrant’s Chairman of the Board of Directors) and Elizabeth Guez, each entered into a Lock-Up Letter Agreement pursuant to which they agreed not to offer, sell, pledge or otherwise dispose of any shares of common stock of the Registrant for a 6-month period following the closing and at all times thereafter during which the Registrant has not been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for the then preceding 90 days or has failed to file all reports required for the preceding 12 months, subject to specified limited exceptions.

Also in connection with the transactions contemplated by the Securities Purchase Agreement, the Registrant was required to pay its previously engaged placement agent an aggregate fee equal to 6% of the gross proceeds from the sale of the convertible note and warrant, 72% of which fee is payable through the issuance of a convertible note, and was required to issue a warrant to purchase 150,000 shares of common stock, at an exercise price equal to $1.00.  On March 5, 2008, the Registrant paid the placement agent a cash fee of $33,600, and issued to the placement agent a convertible note in the aggregate principal amount of $86,400 and a warrant (with the same terms as the warrants issued to the Investor) to purchase 150,000 shares of Common Stock.  The convertible note issued to the placement agent is convertible into 108,000 shares of common Stock at a per share price of $0.80, and has the same terms as the convertible notes issued to the Investor.

The net proceeds of approximately $1.964 million, after placement agent fees and transaction expenses, will be used for strategic initiatives and general working capital purposes.

The transaction documents, including, the Securities Purchase Agreement, the 8% Senior Secured Convertible Note, Warrant, form of Lock-Up Agreement, Security Agreement, IP Security Agreement and Subsidiary Guarantee, are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7, respectively, and are incorporated herein by reference.

On March 5, 2008, the Registrant also entered into a Common Stock Purchase Agreement with Paul Guez pursuant to which the Registrant agreed to issue 1,750,000 shares of Common Stock in consideration of the cancellation of $1,400,000 of advances made to the Registrant by Mr. Guez, at a per share price of $0.80.  The Common Stock Purchase Agreement is attached hereto as Exhibit 10.8 and is incorporated by reference.

The issuance of the convertible notes and warrants, the shares underlying the convertible notes and warrants, and the shares upon the cancellation of outstanding indebtedness was intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the SEC under the Securities Act, as such securities will be issued to accredited investors and were not originated through any general solicitation or advertisement.  The securities to be issued may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.  No registration statement covering these securities has been filed with the SEC or with any state securities commission in respect of the transactions contemplated by the Securities Purchase Agreement and the Common Stock Purchase Agreement.

On March 6, 2008, the Registrant issued a press release announcing its entry into the Securities Purchase Agreement, which release is furnished herewith as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

10.1	Securities Purchase Agreement dated March 5, 2008, by and between the Registrant and the purchasers signatory thereto.

10.2	8% Senior Secured Convertible Note

10.3	Warrant

10.4	Form of Lock-Up Agreement

10.5	Security Agreement

10.6	IP Security Agreement

10.7	Subsidiary Guarantee

10.8	Common Stock Purchase Agreement dated March 5, 2008, by and between the Registrant and Paul Guez.

99.1	Press Release issued by the Registrant on March 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Holdings Inc.

Date: March 7, 2008	By:	/s/ Larry Jacobs
Larry Jacobs, Chief Financial Officer

  EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Securities Purchase Agreement dated March 5, 2008, by and between the Registrant and the purchasers signatory thereto.

10.2	8% Senior Secured Convertible Note

10.3	Warrant

10.4	Form of Lock-Up Agreement

10.5	Security Agreement

10.6	IP Security Agreement

10.7	Subsidiary Guarantee

10.8	Common Stock Purchase Agreement dated March 5, 2008, by and between the Registrant and Paul Guez.

99.1	Press Release issued by the Registrant on March 6, 2008.